Exhibit 99.1

Beyond Defense: IEH Books $3.6 Million in Orders for Lifesaving Defibrillator Applications

The orders mark a significant step in IEH's expansion into the medical market, complementing the Company's record defense backlog

BROOKLYN, N.Y., September 24, 2026 – When a defibrillator is called on to restart a heart, every connection inside it has to work the first time. That is why a leading manufacturer of mobile defibrillators has selected Hyperboloid connectors from IEH Corporation (OTCQX: IEHC), placing $3.6 million in new orders with the Company.

The award stands apart from IEH's recent string of defense orders, including those supporting the PATRIOT and APKWS missile programs. It comes from the medical sector, a market the Company has identified as a strategic growth priority.

Mobile defibrillators are carried in ambulances, mounted in public spaces and deployed in unpredictable conditions. They face shock, vibration and repeated handling, yet must perform flawlessly in an emergency. IEH's Hyperboloid contact design wraps a sleeve of angled wires around the mating pin, creating multiple continuous lines of contact. The result is a connection that resists shock and vibration, maintains low electrical resistance, and holds up through an exceptionally high number of mating cycles with low insertion force. These are the same attributes that have made Hyperboloid technology the standard in myriad defense, aerospace and space applications.

Dave Offerman, President and CEO of IEH Corporation, commented, "For decades, our Hyperboloid connectors have been trusted in applications where failure is not an option. A defibrillator is exactly that kind of application, with a different mission: saving a life in the moments that matter most. We're proud that a leading medical device maker chose IEH for that reason. This order is an important proof point as we build our presence in the medical market, which gives IEH a meaningful source of growth alongside our defense business."

About IEH Corporation

For 85 years and four generations of family-run management, IEH Corporation has designed, developed and manufactured printed circuit board (PCB) connectors, custom interconnects and contacts for high-performance applications. With its signature Hyperboloid technology, IEH supplies the most durable, reliable connectors for the most demanding environments. The Company serves customers in the defense, aerospace, space, medical and industrial markets in the United States, Canada, Europe, Southeast and Central Asia and the Mideast. The Company was founded in 1941 and is headquartered in Brooklyn, New York.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release, and in related comments by the Company’s management, include “forward-looking statements.” All statements, other than statements of historical facts, including, without limitation, statements or expectations regarding our financial condition, statements or expectations regarding our revenues, cash and backlog, expectations regarding future cash requirements, revenue and revenue recovery, including for fiscal year 2027 and beyond, projected timelines for making our SEC filings or successfully preventing our registration from suspension or revocation and expectations regarding our efforts and ability to resolve our inventory accounting issues are forward-looking statements. These statements often include words such as “believe,” “expect,” “estimate,” “plan,” “will,” “may,” “would,” “should,” “could,” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual performance or results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of our past due periodic reports, including changes in the proceedings related to the SEC’s Order Instituting Administrative Proceedings and Notice of Hearing pursuant to Section 12(j) of the Securities and Exchange Act of 1934, as amended; our ability to remediate our inventory accounting issue; our ability to reduce costs or increase revenue; changes in the macroeconomic environment or in the finances of our customers; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates; our ability to attract and retain key employees and key resources; and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on June 12, 2026, and in subsequent reports filed with or furnished to the SEC. Additional information concerning these and other factors can be found in our filings with the SEC. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our filings with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

Contact:

Dave Offerman

IEH Corporation

dave@iehcorp.com

718-492-4448